SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT, dated this 2nd day of February, 2005 ("Agreement"), among Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, James Mitarotonda, Barington Companies Offshore Fund, Ltd. (BVI), Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., Parche, LLC, Starboard Value & Opportunity Fund, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon, Thomas W. Strauss, RJG Capital Partners, LP, RJG Capital Management, LLC and Ronald Gross (the foregoing individuals and entities being collectively referred to herein as the "Barington Group"), and Steven Madden, Ltd., a Delaware corporation (the "Company").

         WHEREAS, the Barington Group (i) has publicly stated that it may solicit proxies for the election of its own opposition slate of nominees (the "Proxy Solicitation") to the Company's Board of Directors (the "Board"), and
(ii) has taken certain actions in furtherance thereof; and

         WHEREAS, the Company and the members of the Barington Group have determined that the interests of the Company and its stockholders would be best served by avoiding the substantial expense, disruption and adverse publicity that would result from the Proxy Solicitation.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

         1. New Director; 2005 Annual Meeting; Related Matters.

                  (a) The Nominating/Corporate Governance Committee will, acting in its sole discretion and subject to its fiduciary duties, seek at least one additional candidate for election to the Board who has a record of financial and/or retail experience which is generally appropriate for the Company's business and who satisfies the applicable criteria to serve as an "independent director" (as such term is defined under Nasdaq Market Rule 4200
(15)(A)) on the Company's Board and who has not, within the past five years, had a business relationship with Steven Madden, Jamieson A. Karson or the Company (the "Additional Independent Director"). The Company will use its reasonable best efforts to complete all necessary steps sufficiently in advance of the mailing of the Company's proxy statement for the 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") such that the Additional Independent Director will be included in the proxy statement as a nominee for election to the Company's Board at the 2005 Annual Meeting; provided however, that if such Additional Independent Director is not included in such proxy statement, such Additional Independent Director shall, in any event, be elected to the Board no later than June 1, 2005. The Persons nominated by the Board to stand for election to the Board in accordance with this Section 1(a), and who are included in the 2005 Proxy Statement, are referred to herein as the "2005 Nominees."

                  (b) The members of the Barington Group and their Affiliates and Associates (as such terms are defined in Section 14) shall vote, and shall cause their respective Affiliates and Associates to vote, all Voting Securities (as such term is defined in Section 14) which they are entitled to vote at the 2005 Annual Meeting in favor of the election of each of the 2005 Nominees.

                  (c) The Barington Group hereby withdraws its demand for a shareholder list and related information dated December 31, 2004. The Barington Group will promptly file an amendment to the Schedule 13D regarding the Common Stock filed with the SEC on July 30, 2004, as amended (the "Schedule 13D"), reporting the entry into this Agreement, amending applicable items to conform to its obligations hereunder and appending this Agreement and the Press Release (as hereinafter defined) as an Exhibits thereto.

                  (d) The Company and the Board will request that senior management consult at least quarterly with Harold D. Kahn to review the Company's business, operations, strategic plans and marketing activities with a view to seeking the benefits of his knowledge, experience and expertise in the retail and fashion industries. Nothing contained herein is intended to cause Mr. Kahn to not be deemed to be an "independent director."

                  (e) The "independent directors" of the board shall promptly elect one such director to be a lead "independent director" and shall cause the "independent directors" of the Board to hold regular meetings (no less frequently than quarterly). The lead independent director shall: (i) work closely with the chairman of the board on approving the information flow to the board and developing meeting agendas and meeting schedules; (ii) chair board meetings in the absence of the chairman of the board; (iii) oversee meetings of the non-management directors; (iv) serve as the principal liaison between the independent directors and the chairman of the board; and (v) take a leading role in the board evaluation process.

         2. Termination Date.

         This Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the second anniversary of the date set forth above as the date of the Agreement (the "Termination Date"). Nothing contained in this Agreement shall limit any member of the Barington Group or their Associates or Affiliates from taking any of the actions otherwise prohibited in this Agreement in connection with any meeting of the Company's stockholders in 2007, including without limitation, nominating directors, requesting a shareholder list and related information, making public filings or announcements or taking any other action, in each case, related to the solicitation of proxies at any 2007 meeting of the Company's stockholders if such action occurs no more than two weeks prior to the earliest date on which a stockholder is permitted to give effective notice of its intention to nominate candidates for election at the Company's Annual Meeting of Stockholders to be held in 2007. To the extent that the Barington Group utilizes the permission afforded by the preceding sentence, the Company shall not be prohibited from responding publicly thereto.

         3. Standstill.

                  (a) Subject to Section 3(b) hereof, each member of the Barington Group jointly and severally agrees that during the period commencing on the date hereof and ending on the Termination Date, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, he, she or it will not, and will cause each of his, her or its Affiliates, Associates, employees, agents and other Persons acting on his, her or its behalf not to:

                           (i) acquire, offer or propose to acquire, or agree
to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis, provided that any such securities so received shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as such term is defined in Section 14), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or otherwise, any Voting Securities, if after giving effect to such acquisition the Barington Group (by itself or with any other Person with whom it has any agreement, understanding or arrangement with respect to Voting Securities) would beneficially own more than 9.9% of the outstanding Voting Securities; provided, however, no sales by any member of the Barington Group shall be required if the increase in the beneficial ownership of Voting Securities over 9.9% of the outstanding Voting Securities results exclusively from a reduction in the number of outstanding Voting Securities by reason of the Company's repurchase of Common Stock; provided, that no member of the Barington Group acquires any additional Voting Securities following disclosure by the Company of information indicating that the Barington Group beneficially owns in excess of 9.9% of the outstanding Voting Securities. For the purposes of computing the beneficial ownership of the Barington Group at the time of any purchase, the number of outstanding Voting Securities shall be determined by the latest available Company filing with the Securities and Exchange Commission (the "SEC").

                           (ii) engage, or in any way participate, directly or
indirectly, in any "solicitation" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities; initiate, propose or otherwise "solicit" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise; induce or attempt to induce any other Person to initiate any such stockholder proposal; or otherwise communicate with the Company's stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; or participate in, or take any action pursuant to, any "shareholder access" proposal which may be adopted by the SEC, whether in accordance with proposed Rule 14a-11 or otherwise;

                           (iii) except as required pursuant to Item 4 of
Schedule 13D in connection with a Disposition (as hereinafter defined) of Voting Securities expressly permitted under Section 3(b) of this Agreement, seek, propose or make any statements with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions involving the Company or any of its Affiliates, provided that the Barington Group may publicly express its opinion with respect to any such announced merger, consolidation or business combination;

                           (iv) form, join or in any way participate in any
"group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a "group" that includes all or some lesser number of the Persons identified as "Reporting Persons" in the
Schedule 13D, but does not include any other members who are not currently identified as Reporting Persons;

                           (v) deposit any Voting Securities in any voting
trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;

                           (vi) otherwise act, alone or in concert with
others, to control or seek to control or influence or seek to influence the management, the Board or policies of the Company, except as otherwise expressly permitted in this Agreement;

                           (vii) seek, alone or in concert with others, (a) to
call a meeting of stockholders or solicit consents from stockholders, (b) to obtain representation on the Board, or (c) to effect the removal of any member of the Board;

                           (viii) make any proposal (including publicly
disclose or discuss any proposal) or enter into any discussion regarding any of the foregoing, or make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Agreement;

                           (ix) have any discussions or communications, or
enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

                           (x) take or cause or induce others to take any
action inconsistent with any of the foregoing.

                  (b) If the Company's announced, actual basic earnings per share for the three quarters ended September 30, 2005 fail to exceed 90% of the Expected Per Share Earnings Level (as hereinafter defined) for such nine-month period, the Barington Group shall be relieved from compliance with the provisions of Section 3(a) hereof solely to the extent necessary to permit it to nominate a single candidate for election to the Board as a director to run as a "short slate" against the Board's slate of nominees for the Company's 2006 Annual Meeting of Stockholders (the "2006 Annual Meeting") and to solicit proxies in support of such candidate for election to the Board, as well as to request a shareholder list and related information and make any and all filings and/or announcements necessary in the sole discretion of the Barington Group, in connection with such nomination, and to vote all Voting Securities then beneficially owned in favor of the election of such candidate to the Board and against one nominee on the slate nominated by the Board for the 2006 Annual Meeting. The term Expected Per Share Earnings Level means for all purposes herein the product of (1) times (2) where (1) is 65% and (2) is the lower end of the Estimated Per Share Earnings Range (as hereinafter defined). The term "Estimated Per Share Earnings Range" shall mean the range of full year estimated earnings per share which the Company will publicly announce at its next scheduled quarterly conference call scheduled to occur on March 1, 2005.

         4. Dispositions of Voting Securities.

                  (a) No member of the Barington Group will, and no such member will permit his or her or its Affiliates and Associates to, directly or indirectly, sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement or understanding with respect to the foregoing) (collectively, a "Disposition") any Voting Securities, provided, however, that the foregoing limitation shall not prohibit any Disposition which complies with Section 4(b) hereof (a "Permitted Disposition").

                  (b) The term "Permitted Disposition" shall mean and include any of the following: (i) any Disposition to or through a nationally recognized broker-dealer (a "Block Positioner") so long as such Block Positioner agrees that it shall not, either as principal or agent, make any Disposition to a Person who, after giving effect to such Disposition, would, together with its Affiliates, beneficially own 5% or more of the outstanding Voting Securities unless such Person is either a reporting person with respect to the Voting Securities on Schedule 13G or is an institutional investor eligible to use such Schedule 13G; (ii) a Disposition pursuant to a transaction effected on Nasdaq, any inter-dealer quotation system or on the floor of a nationally recognized securities exchange in which no member of the Barington Group has any knowledge that the purchaser is a Person who, after giving effect to such Disposition, would, together with its Affiliates, beneficially own 5% or more of the outstanding Voting Securities; or (iii) Disposition pursuant to a tender or exchange offer.

                  (c) If any member of the Barington Group or any Affiliate of any member of the Barington Group acquires any Voting Securities in violation of this Agreement, it will immediately dispose of such Voting Securities to Persons which are not members of the Barington Group or Affiliates thereof in a manner permitted by Section 4(b) hereof, provided that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

         5. Common Stock Repurchase Program; Dividends. During the 12-month period beginning February 1, 2005, the Company will cause a distribution by the Company of not less than $25,000,000 in cash to the holders of Common Stock through any combination of cash dividends, repurchases of Common Stock in the market and one or more self-tender offers to the holders of Common Stock by the Company. During the 12-month period beginning February 1, 2006, the Company will cause a distribution of not less than $10,000,000 in cash to the holders of Common Stock through any combination of cash dividends, repurchases of Common Stock in the market one or more self-tender offers to the holders of Common Stock by the Company. All such dividends, share repurchases and self-tender offers shall be commenced, implemented or suspended at any time or from time to time, at the discretion of the Board without prior notice and shall be made in whatever manner the Board approves in its sole discretion and subject to compliance with applicable rules and regulations of the SEC and Nasdaq, general economic and market conditions and the Board's fiduciary duty in light of the Company's business and financial condition obtaining at the relevant time.

         6. Access to Board. On a quarterly basis (or such other more frequent basis as the Board determines in its sole discretion) occurring reasonably following the Company's announcement of its quarterly results (beginning within 30 days of the date hereof and thereafter following the Company's announcement of its results for the first quarter of 2005), no more than two designated representatives (the "Designated Representatives") of the Barington Group shall be afforded an opportunity to meet with the Board. Prior to the first such meeting the Barington Group shall notify the Chairman of the Board of the Company of the identity of its Designated Representatives and any specific topics they may wish to address with the Board. By notice to the Company, the Designated Representatives may be changed from time to time. Such meetings shall occur on a date that is mutually convenient for the Board and the Designated Representatives and the Company shall use its reasonable best efforts to schedule such meetings within three weeks of receiving such notice of the Designated Representatives. Such meetings may include participation by members of the Board by means of a conference telephone or video conference telephone hook-up that would satisfy the Company's by-law requirement for a Board meeting, provided, however, a majority of directors shall be present in person at such meetings.

         7. Anti-Takeover Measures. During the period commencing on the date hereof and ending on the Termination Date, the Company agrees that it shall not: (i) implement or otherwise adopt a "classified" or "staggered" board; or
(ii) amend or otherwise modify the Rights Agreement by and between the Company and American Stock Transfer & Trust Company dated November 14, 2001, in any manner adverse to a potential acquirer (this provision shall in no way prevent the Company from redeeming the rights issued pursuant to the Rights Agreement).

         8. Representations and Warranties of the Barington Group.

         The members of the Barington Group jointly and severally represent and warrant as follows:

                  (a) Each member of the Barington Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly authorized, executed, and delivered by each member of the Barington Group, constitutes a valid and binding obligation and agreement of each such member, and is enforceable against each such member in accordance with its terms.

                  (c) The members of the Barington Group, together with their Affiliates and Associates, beneficially own, directly or indirectly, an aggregate of 1,005,420 shares of Common Stock of the Company as set forth by beneficial owner and amount on Schedule A hereto and such shares of Common Stock constitute all of the Voting Securities of the Company beneficially owned by the members of the Barington Group and their Affiliates and Associates.

         9. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

                  (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

         10. Specific Performance. Each of the members of the Barington Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Barington Group, on the one hand, and the Company, on the other hand (the "Moving Party"), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

         11. Press Release. Immediately following the execution and delivery of this Agreement, the Company and the Barington Group shall issue the joint press release attached hereto as Schedule B (the "Press Release"). None of the parties hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 11. Following the date hereof, neither the Barington Group, nor any of its Affiliates or Associates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Company, its management or the Board or the Company's business without prior written consent of the Company, provided, however, that the Barington Group may file an amendment to the Schedule 13D in accordance with Section 1(c) of this Agreement and may otherwise make such public announcements as its counsel reasonably determines are required by law as a result of a statement, fact or development that itself does not breach or conflict with the terms of this Agreement so long as the Company is afforded reasonable advance notice thereof and an opportunity to comment on the form and substance thereof.

         12. Expenses. Within 10 business days following receipt of reasonably satisfactory documentation thereof, the Company will reimburse the Barington Group for its reasonable, documented out-of-pocket fees and expenses incurred in connection with its Schedule 13D filings, its putative Proxy Solicitation and the negotiation and execution of this Agreement and all related activities and matters, provided such reimbursement shall not exceed $150,000 in the aggregate.

         13. No Waiver. Any waiver by either the Representative (as hereinafter defined) or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either the Representative or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         14. Certain Definitions. As used in this Agreement, (a) the term "Person" shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise; (b) the terms "Affiliates" and "Associates" shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term "Voting Securities" shall mean any securities of the Company entitled, or which may be entitled, to vote (whether or not entitled to vote generally in the election of directors), or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies.

         15. Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successor and assigns of the parties hereto.

         16. Survival of Representations. All representations and warranties made by the parties in this Agreement or pursuant hereto shall survive until the Termination Date.

         17. Entire Agreement; Amendments. This Agreement and the Schedules hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

         18. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by e-mail or facsimile (with such communication to be in PDF format), with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail or facsimile addresses set forth below (or to such other mailing, facsimile and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), (c) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 19) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

         If to the Company:

                 Steven Madden, Ltd.
                 52-16 Barnett Avenue
                 Long Island City, New York 11104
                 Attention:  Jamieson A. Karson
                 Telecopy: 718 308 8957
                 Email:  jamiekarson@SteveMadden.com

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Four Times Square
                 New York, New York 10036-6522
                 Attention:  J. Michael Schell, Esq.
                             Jonathan J. Lerner, Esq.
                 Telecopy:  212 735 2000
                 Email:  mschell@skadden.com
                         jlerner@skadden.com
                 and

         If to the Barington Group:

                 Barington Companies Equity Partners, L.P.
                 888 Seventh Avenue, 17th Floor
                 New York, NY 10019
                 Attention:  James A. Mitarotonda
                 Telecopy: 212 586 7684
                 Email: jmitarotonda@barington.com

         with a copy to:

                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                 65 East 55th Street
                 New York, New York  10022
                 Attention: Steven Wolosky, Esq.
                 Telecopy: (212) 451-2222
                 Email:  swolosky@olshanlaw.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof.

         21. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

         22. Barington Group Representative. Each member of the Barington Group hereby irrevocably appoints James Mitarotonda as such member's attorney-in-fact and representative (the "Representative"), in such member's place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Barington Group, upon any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative.

         23. No Admission. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.


                                    STEVEN MADDEN, LTD.


                                    By: /s/ Jamieson A. Karson
                                       ----------------------------------
                                    Name:  Jamieson A. Karson
                                    Title: Chief Executive Officer


                                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.
                                    By: Barington Companies Investors, LLC,
                                    its general partner


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: Managing Member


                                    BARINGTON COMPANIES INVESTORS, LLC


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: Managing Member


                                    JAMES MITAROTONDA


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------


                                    BARINGTON COMPANIES OFFSHORE FUND,
                                    LTD. (BVI)


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: Manager


                                    BARINGTON COMPANIES ADVISORS, LLC


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: Managing Member

                                    BARINGTON CAPITAL GROUP, L.P.
                                    By:  LNA Capital Corp., its general partner


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: President & CEO


                                    LNA CAPITAL CORP.


                                    By: /s/ James A. Mitarotonda
                                        ------------------------------------
                                    Name:  James A. Mitarotonda
                                    Title: President and CEO


                                    PARCHE, LLC
                                    By: Admiral Advisors, LLC, its managing
                                    member


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon
                                    Title: Authorized Signatory


                                    STARBOARD VALUE & OPPORTUNITY FUND, LLC
                                    By: Admiral Advisors, LLC, its managing
                                    member


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon
                                    Title: Authorized Signatory


                                    ADMIRAL ADVISORS, LLC
                                    By:  Ramius Capital Group, LLC, its
                                    sole member


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon
                                    Title: Authorized Signatory


                                    RAMIUS CAPITAL GROUP, LLC
                                    By: C4S & Co., its managing member


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon
                                    Title: Managing Member

                                    C4s & CO., LLC


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon
                                    Title: Managing Member


                                    PETER A. COHEN


                                    By: /s/ Peter A. Cohen
                                       -------------------------------------
                                    Name:  Peter A. Cohen


                                    MORGAN B. STARK


                                    By: /s/ Morgan B. Stark
                                       -------------------------------------
                                    Name:  Morgan B. Stark


                                    JEFFREY M. SOLOMON


                                    By:    /s/ Jeffrey M. Solomon
                                           ---------------------------------
                                    Name:  Jeffrey M. Solomon


                                    THOMAS W. STRAUSS


                                    By:
                                       -------------------------------------
                                    Name:  Thomas W. Strauss


                                    RJG CAPITAL PARTNERS, LP


                                    By: /s/ Ronald Gross
                                        -------------------------------------
                                    Name:  Ronald Gross
                                    Title: Managing Member of RJC Capital
                                    Manangement, LLC, its general partner


                                    RJG CAPITAL MANAGEMENT, LLC


                                    By: /s/ Ronald Gross
                                        --------------------------------------
                                    Name:  Ronald Gross
                                    Title: Managing Member


                                    RONALD J. GROSS


                                    By: /s/ Ronald Gross
                                        --------------------------------------
                                    Name:  Ronald Gross


                                                SCHEDULE A

             Summary of Beneficial Ownership of Shares of Common Stock of Steven Madden, Ltd.

-----------------------------------------------------------------------------------------------------------
                                                                     Amount
                                                                  Beneficially          Percent
                       Beneficial Owner(7)                           Owned             of Class(1)
-----------------------------------------------------------------------------------------------------------

Barington Companies Equity Partners, L.P. ("Barington LP")         288,937 (2)(4)        2.21% (2)(4)
-----------------------------------------------------------------------------------------------------------
Barington Companies Investors, LLC ("Barington Investors LLC")     (2)                   (2)
-----------------------------------------------------------------------------------------------------------
James Mitarotonda                                                  (2)(4)                (2)(4)
-----------------------------------------------------------------------------------------------------------
Barington Companies Offshore Fund, Ltd. (BVI)
("Barington Offshore")                                             48,535 (3)(4)         0.37% (3)(4)
-----------------------------------------------------------------------------------------------------------
Barington Companies Advisors, LLC ("Barington Advisors LLC")       (3)                   (3)
-----------------------------------------------------------------------------------------------------------
Barington Capital Group, L.P. ("Barington Capital LP")             (2)(3)(4)             (2)(3)(4)
-----------------------------------------------------------------------------------------------------------
LNA Capital Corp. ("LNA")                                          (4)                   (4)
-----------------------------------------------------------------------------------------------------------
Parche, LLC ("Parche")                                             105,496 (5)           0.81% (5)
-----------------------------------------------------------------------------------------------------------
Starboard Value & Opportunity Fund, LLC ("Starboard")              553,852 (5)           4.24% (5)
-----------------------------------------------------------------------------------------------------------
Admiral Advisors, LLC ("Admiral")                                  (5)                   (5)
-----------------------------------------------------------------------------------------------------------
Ramius Capital Group, LLC ("RCG")                                  (5)                   (5)
-----------------------------------------------------------------------------------------------------------
C4S & Co., LLC ("C4S")                                             (5)                   (5)
-----------------------------------------------------------------------------------------------------------
Peter A. Cohen                                                     (5)                   (5)
-----------------------------------------------------------------------------------------------------------
Morgan B. Stark                                                    (5)                   (5)
-----------------------------------------------------------------------------------------------------------
Jeffrey M. Solomon                                                 (5)                   (5)
-----------------------------------------------------------------------------------------------------------
Thomas W. Strauss                                                  (5)                   (5)
-----------------------------------------------------------------------------------------------------------
RJG Capital Partners, LP ("RJG LP")                                 8,600 (6)            0.066% (6)
-----------------------------------------------------------------------------------------------------------
RJG Capital Management, LLC ("RJG LLC")                            (6)                   (6)
-----------------------------------------------------------------------------------------------------------
Ronald Gross  (collectively  with beneficial owners listed above,  (6)                   (6)
"Barington Group")
-----------------------------------------------------------------------------------------------------------
BARINGTON GROUP                                                    1,005,420             7.7%
-----------------------------------------------------------------------------------------------------------

(1)  Based upon based upon the 13,053,505 shares of Common Stock reported by the Company to be issued and outstanding as of November 3, 2004 in its Form 10-Q filed with the Securities and Exchange Commission on November 9, 2004 (the "Issued and Outstanding Shares").

(2)  The following members of the Barington Group may also be deemed to beneficially own the 288,927 shares of Common Stock owned by Barington LP: (a) as the general partner of Barington LP, Barington
     Investors LLC; (b) as the managing member of Barington Investors LLC, Mr. Mitarotonda; (c) as the
     majority member of Barington Investors LLC, Barington Capital LP; and (d) the other members discussed in paragraph (4) below.

(3)  The following members of the Barington Group may also be deemed to beneficially own the 48,535 shares of Common Stock owned by Barington Offshore: (a) as the investment advisor to Barington Offshore,
     Barington Advisors LLC; (b) as the managing member of Barington Advisors LLC, Barington Capital LP and (c) the other members discussed in paragraph (4) below.

(4)  The following members of the Barington Group may also be deemed to beneficially own both the 288,937 shares owned by Barington LP and the 48,535 shares owned by Barington Offshore, representing an aggregate of 337,472 shares, constituting approximately 2.58% of the Issued and Outstanding Shares:
     (a) Barington Capital LP, as discussed above in paragraphs (2) and (3); (b) as the general partner of


                                                    15




     Barington Capital LP, LNA; and (c) as the sole stockholder and director of LNA, and, as discussed in paragraph (2) above, as the managing member of Barington Investors LLC, Mr. Mitarotonda. Mr.
     Mitarotonda has sole voting and dispositive power with respect to the 288,937 shares owned by
     Barington LP and the 48,535 shares owned by Barington Offshore by virtue of his authority to vote and dispose of such shares.

(5)  The following members of the Barington Group may also be deemed to beneficially own both the 105,496 shares and the 553,852 shares of Common Stock owned by Parche and Starboard, respectively, representing an aggregate of 659,348 shares, constituting approximately 5.05% of the Issued and
     Outstanding Shares: (a) as the managing member of each of Parche and Starboard, Admiral; (b) as the sole member of Admiral, RCG; (c) as the managing member of RCG, C4S; (d) as the managing members of
     C4S, each of Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss. Each of
     Messrs. Cohen, Stark, Solomon and Strauss share voting and dispositive power with respect to the
     105,496 shares and 553,852 shares owned by Parche and Starboard, respectfully, by virtue of their shared authority to vote and dispose of such shares. Messrs. Cohen, Stark, Solomon and Strauss disclaim beneficial ownership of such shares.

(6)  The following members of the Barington Group may also be deemed to beneficially own the 8,600 shares owned by RJG LP: (a) as the general partner of RJG LP, RJG LLC; and (b) as the managing member of RJG
     LLC, Ronald Gross. Mr. Gross has sole voting and dispositive power with respect to the 8,600 shares owned by RJG LP by virtue of his authority to vote and dispose of such shares.

(7)  Each member of the Barington Group is deemed to have sole voting and dispositive power over the shares of Common Stock reported as beneficially owned by virtue of their respective positions as described in paragraphs (1) through (6), with the exception of Messrs. Cohen, Stark, Solomon and
     Strauss, who have shared authority to vote and dispose of such shares. Messrs. Cohen, Stark, Solomon and Strauss disclaim beneficial ownership of such shares. With the exception of Messrs. Cohen, Stark,
     Solomon and Strauss, each member of the Barington Group is deemed to have sole voting and dispositive power with respect to the shares each beneficially owns, regardless of the fact that multiple members of the Barington Group within the same chain of ownership are deemed to have sole voting and dispositive power with respect to such shares. Each such member reports sole voting and dispositive power with respect to such shares based on its relationship to the other members within the same chain of ownership.

                                  SCHEDULE B

                                 PRESS RELEASE

For Immediate Release

              STEVEN MADDEN, LTD. AND THE BARINGTON CAPITAL GROUP
                               REACH AGREEMENT -
                     COMPANY WILL ALLOCATE $25 MILLION TO
                   SHARE REPURCHASE AND/OR DIVIDENDS IN 2005

       Company will add an Additional Independent Director to the Board

         LONG ISLAND CITY, N.Y. - February 2, 2005 - Steven Madden, Ltd. (the "Company") and a group of investors led by Barington Capital Group, L.P. (the "Barington Group") that has reported beneficial ownership of approximately 7.7% of the Company's outstanding shares, announced today that they have reached an agreement that will avoid a proxy contest at the Company's 2005 annual meeting of shareholders.

         Under the terms of the Settlement Agreement, the current Board, in its sole discretion, will determine who will be nominated for re-election to the Board of Directors at the 2005 annual meeting. The Company will also add a new independent Board member who will join the recently elected Harold D. Kahn as independent candidates for election at the 2005 annual meeting. The Barington Group has agreed to vote for the election of each of the Board's nominees.

         The Settlement Agreement includes assurances that the Company will dedicate additional capital resources to the enhancement of shareholder value through share repurchases (including possibly by self-tender offer) and/or dividends. For the fiscal year ended December 31, 2004 the Company repurchased a total of 545,100 shares for an aggregate of $9.7 million. For 2005, the Company has committed to spend $25 million, an increase of approximately 150% over 2004. It has further committed to spend an additional $10 million in 2006. Final programs utilizing cash resources are subject to market conditions and applicable legal requirements.

         Under the Agreement the Board will meet with representatives of the Barington Group on a quarterly basis to engage in an open dialogue with the Board. The Company has also agreed to appoint one of its independent directors as a lead director.

         Finally, the Agreement provides that the Barington Group will abide by certain standstill provisions for a two year period. The Barington Group will support the Board through the 2006 annual meeting of shareholders, subject to the terms of the Settlement Agreement, which will be incorporated into a Report on Form 8-K to be filed by the Company this week.

         Jamie Karson, Chairman and Chief Executive Officer of Steven Madden, Ltd. and the Outside Directors of the Company stated, "We are pleased that this matter has been resolved in a manner that serves the best interests of our stockholders. It has always been our intent to enhance shareholder value and this Agreement clearly evidences that intent."

         "Our Board of Directors and the management team are very focused on growing the business, improving profitability of various divisions, further building and leveraging the Steve Madden brand, and enhancing shareholder value for the long-term. We collectively look forward to turning our full attention to ensuring that Steven Madden, Ltd. remains one of the premier fashion footwear companies in the marketplace."

         James A. Mitarotonda, Chairman and Chief Executive Officer of Barington Capital Group, stated, "This agreement demonstrates the commitment of all parties to addressing the interests of all stockholders in a significant and positive way. As we have previously stated, we are pleased the Company added Hal Kahn to its Board last December so that the existing management team can benefit from Mr. Kahn's retail and merchandising expertise. We are also pleased with the agreement to appoint a lead director and an additional independent director to the Board and that the Company will dedicate $35 million over the next two years to stockholders through share repurchases and/or dividends. We believe these actions will provide significant value to shareholders. We are looking forward to engaging in a constructive dialogue with the Board."

         Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men and children. The shoes are sold through Steve Madden retail stores, department stores, apparel and footwear specialty stores, and on-line at http://www.stevemadden.com . The Company has several licenses for the Steve Madden and Stevies brands, including eyewear, hosiery, and belts, owns and operates one retail store under its Steven brand, and is the licensee for l.e.i Footwear, Candie's Footwear and Unionbay Men's Footwear.

         Barington Capital Group, L.P. is an investment management firm that primarily invests in undervalued, small-capitalization companies. Barington and its principals are experienced value-added investors who have taken active roles in assisting management teams in creating or improving shareholder value.